Exhibit 10.32

NORTHFIELD BANK
AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment is made effective as of the 1st day of January, 2020 (the “Effective Date”), by and between Northfield Bank (the “Bank”), a federally-chartered savings bank with its principal offices at 1731 Victory Boulevard, Staten Island, New York 10314-3598, and __________ (“Executive”).
WHEREAS, the Bank is a wholly-owned subsidiary of Northfield Bancorp, Inc., a stock holding company chartered in the State of Delaware (the “Company”); and
WHEREAS, Executive and the Bank entered into an employment agreement dated January 1, 2019 (the “Agreement”); and
WHEREAS, the Bank and Executive believe it is in the best interests of the Bank to renew the Agreement in its entirety with the exception of Section 6(a);
RESOLVED, Section 6(a) of the Agreement shall be replaced in its entirety with the following:
(a)The term “Termination for Just Cause” shall mean termination because  of Executive’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Board of Directors of the Bank will likely cause substantial financial harm or substantial injury to the reputation of the Bank, willfully engaging in actions that in the reasonable opinion of the Board of Directors of the Bank will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract, habitual neglect of Executive’s reasonable duties (for a reason other than illness or incapacity) which is not cured within 30 business days after written notice thereof by the Board to the Executive, willful refusal by the Executive to perform the duties reasonably assigned to the Executive by the Board (which duties are consistent with the Executive’s position) which failure or breach continues for more than 30 business days after written notice given to the Executive by the Board setting forth in reasonable detail the nature of such refusal, willful misconduct by the Executive or the Executive’s commission of an act of moral turpitude that materially and adversely affects the Bank or has the ability to do so, material act of dishonest or fraud against the Bank in the performance of the Executives duties on behalf of the Bank, willful disregard of written, material policies of the Bank or its subsidiaries which causes material loss, damage or injury to the property or reputation of the Bank or its subsidiaries or has the ability to do so and which is not cured with 30 business days after written notice thereof by the Board to the Executive.

IN WITNESS WHEREOF the Bank and Executive have signed (or caused to be signed) this Agreement, effective as of January 1, 2020.

Attest:	Northfield Bank

____________________________________	By:_________________________________
Secretary	Title:_______________________________

Attest:	Executive

____________________________________	___________________________________
Secretary	Name of Executive and Title
Northfield Bancorp, Inc.
(The Company is executing this Agreement only for purposes of acknowledging the obligations of the Company hereunder.)

Attest:

____________________________________	By:_________________________________
Secretary	Title:_______________________________

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